As filed with the Securities and Exchange Commission on January 9, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Opera Limited

(Exact name of Registrant as specified in its charter)

Cayman Islands (State or other jurisdiction of incorporation or organization)	Not applicable (I.R.S. Employer Identification No.)

Vitaminveien 4, 0485 Oslo, Norway

(Address of principal executive offices and Zip Code)

Second Amended and Restated Share Incentive Plan

(Full title of the plan)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

(212) 947-7200

(Name, address and telephone number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement is filed by Opera Limited (the “Registrant”) to register 3,000,000 additional ordinary shares issuable pursuant to the Second Amended and Restated Share Incentive Plan and consists of only those items required by General Instruction E to Form S-8. On December 10, 2025, the Registrant’s board of directors adopted the Second Amended and Restated Share Incentive Plan, pursuant to which the Registrant is increasing the number of shares authorized under the plan by: (a) the addition of two (2) million American Depositary Shares representing Shares (“ADSs”), from 10,000,000 ADSs to 12,000,000 ADSs; and (b) with an annual increase of an additional one (1) million ADSs on each January 1, starting on January 1, 2026, or such lesser number of ADSs as may be set by the Registrant’s board of directors prior to the first day of any calendar year.

In accordance with General Instruction E to Form S-8, the contents of the registration statements on Form S-8 (File No. 333-229285), as filed with the Securities and Exchange Commission (the “Commission”) on January 18, 2019, are incorporated herein by reference, except as otherwise set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are incorporated by reference herein:

(a)
The Registrant’s annual report on Form 20-F (File No. 001-38588) for the year ended December 31, 2024, filed with the Commission on April 10, 2025;
(b)
Not applicable; and
(c)
The description of the Registrant’s Ordinary Shares contained in its registration statement on Form 8-A (File No. 001-38588) filed with the Commission on July 13, 2018, including any amendment and report filed for the purpose of updating that description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference in this registration statement will be deemed to be modified or superseded to the extent that a statement contained in this registration statement or in any other later filed document that also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this registration statement.

Item 8. Exhibits

Exhibit Number	Description of Document
4.1

Second Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated by reference to Exhibit 3.2 from Registrant’s registration statement on Amendment No. 1 to Form F-1 (File No. 333-226017) filed with the Commission on July 13, 2018)

4.1

Registrant’s Specimen Certificate for Ordinary Shares (incorporated by reference to Exhibit 4.2 to the Registrant’s registration statement on Form F-1, as amended (File No. 333-226017) filed with the Commission)

4.2

Form of Deposit Agreement among the Registrant, The Bank of New York Mellon and owners and holders from time to time of the American Depositary shares issued thereunder (incorporated by reference to Exhibit 4.3 to the Registrant’s registration statement on Form F-1, as amended (File No. 333-226017) filed with the Commission)

4.3	Form of Registrant’s Specimen American Depositary Receipt (incorporated by reference from the Registrant’s Form 424B3 (File No. 333-226171) filed publicly with the Commission on December 4, 2024)
5.1*	Opinion of Maples and Calder (Hong Kong) LLP regarding the validity of Ordinary Shares being registered
10.1	Second Amended and Restated Share Incentive Plan (incorporated by reference to Exhibit 10.1 to the Form S-8 POS (File No. 333-229285) filed with the Commission on December 11, 2025)
23.1*	Consent of KPMG AS, Independent Registered Public Accounting Firm
23.2*	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included on signature page hereto)
107	Filing Fee Table

_______________

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Republic of Singapore, on the 9th day of January, 2026.

Opera Limited

Date: January 9, 2026	By:	/s/ Lin Song
	Name:	Lin Song
	Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Lin Song and Frode Jacobsen as his true and lawful attorney-in-fact with full power of substitution and re-substitution, for and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James Yahui Zhou	Executive Chairman of the Board	January 9, 2026
Name: James Yahui Zhou

s/ Frode Jacobsen	Chief Financial Officer	January 9, 2026
Name: Frode Jacobsen	(Principal Financial and Accounting Officer)

/s/ Lin Song	Director and Chief Executive Officer	January 9, 2026
Name: Lin Song	(Principal Executive Officer)

/s/ Xiaoling Qian	Director	January 9, 2026
Name: Xiaoling Qian

/s/ Tian Jin	Director	January 9, 2026
Name: Tian Jin

/s/ Lori Wheeler Næss	Independent Director	January 9, 2026
Name: Lori Wheeler Næss

/s/ Trond Riiber Knudsen	Independent Director	January 9, 2026
Name: Trond Riiber Knudsen

/s/ James Liu	Independent Director	January 9, 2026
Name: James Liu

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Opera Limited, has signed this Registration Statement or amendment thereto in New York, on January 9, 2026.

Authorized U.S. Representative
Cogency Global Inc.

Date: January 9, 2026	By:	/s/ Colleen A. De Vries
	Name:	Colleen A. De Vries
	Title:	Senior Vice President on behalf of Cogency Global Inc.